Your Vote Counts! PHINIA Inc. 2025 Annual Meeting of Shareholders Vote by May 20, 2025 11:59 PM ET Vote in Person at the Meeting* May 21, 2025 9:00 a.m. ET PHINIA Inc. Global Headquarters 3000 University Drive Auburn Hills, MI 48326 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V70889-P24830 You invested in PHINIA Inc. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 21, 2025. Get informed before you vote View the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 online OR you can receive a free paper or email copy of the materials by requesting them prior to May 7, 2025. If you would like to request a paper or email copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Requests, instructions, and other inquiries sent to the above e-mail address will not be forwarded to your investment advisor. PHINIA INC. 3000 UNIVERSITY DRIVE AUBURN HILLS, MI 48326

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings.” V70890-P24830 Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Samuel R. Chapin For 1b. Brady D. Ericson For 1c. Robin Kendrick For 1d. Latondra Newton For 1e. D’aun Norman For 1f. Meggan M. Walsh For 1g. Rohan S. Weerasinghe For 1h. Roger J. Wood For 2. Advisory approval of the compensation of our named executive officers. For 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. For